EXHIBIT 99.1

Intelligent Systems Announces 2010 Results

Investor Conference Call at 11 AM EDT on March 22, 2011

NORCROSS, Ga., March 22, 2011 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and twelve month periods ended December 31, 2010.

For the twelve month period ended December 31, 2010, total revenue grew by 20 percent to $15,443,000 as compared to total revenue of $12,866,000 in the prior year. Income from continuing operations was $158,000 ($0.02 per share) for fiscal year 2010, compared to a loss from continuing operations of $1,171,000 ($0.18 per share) in fiscal 2009.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary reported record profits for 2010, with domestic and international revenue showing year-over-year growth in sales of SmartWasher® bio-remediating parts washers as well as consumable supplies sold to their installed user base. The year-to-year improvement reflects in part modest economic recovery in the markets ChemFree serves, as well as significantly lower legal expenses.

"In 2010, our CoreCard Software subsidiary grew revenue from both software license sales and service revenue derived from a growing base of customers. We continue to invest in CoreCard's software development activities to provide financial transaction processing solutions for markets such as prepaid, fleet and private label cards, while putting in place the infrastructure to support future growth."

For the three month period ended December 31, 2010, we recorded a net loss from continuing operations of $315,000 on total revenue of $3,322,000 as compared to net income of $189,000 on total revenue of $3,538,000 in the fourth quarter of 2009. As we have frequently cautioned, results may vary from quarter-to-quarter due in part to the timing of CoreCard license revenue recognition. Generally, we defer all revenue associated with contract milestone payments on new CoreCard customer implementations until such customers go-live with the CoreCard software, which may frequently be affected by changes in customer requirements and schedules that are outside of our control.

In both the three and twelve month periods ended December 31, 2010, we had a net loss from discontinued operations of $345,000 ($0.04 per share). The net loss is related to a charge recorded against the carrying values of a note receivable from IBS Technics, the purchaser of our former VISaer subsidiary in 2008, and the reduction of a related liability. As disclosed previously in a Form 8-K dated January 25, 2011, ISC and IBS Technics entered into an agreement on January 25, 2011 to settle all claims and counterclaims between them related to the purchase agreement. IBS agreed to pay $1,100,000 to ISC in three installments in 2011, 2012 and 2013. As a result of the settlement, we reduced the carrying values of the IBS note receivable and a related liability as of December 31, 2010 in accordance with generally accepted accounting principles for subsequent events.

The company will hold an investor conference call today, March 22, 2011, at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing (877) 253-0369 and entering conference ID code 52498521. A recording of the call will be posted on the company's website at www.intelsys.com as soon as available after the call. The company intends to file its Form 10-K for the period ended December 31, 2010 with the Securities and Exchange Commission on March 22, 2011. For additional information about reported results, investors will be able to access the Form 10-K on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty five years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies.  Further information is available on the company's website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS (audited; in thousands, except share and per share amounts)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2010	2009	2010	2009
Revenue
Products	$ 2,965	$ 3,103	$13,290	$ 11,319
Services	357	435	2,153	1,547
Total revenue	3,322	3,538	15,443	12,866
Cost of revenue
Products	1,467	1,500	6,961	5,785
Services	289	241	1,116	984
Total cost of revenue	1,756	1,741	8,077	6,769
Expenses
Marketing	512	466	2,158	1,923
General & administrative	749	611	2,801	3,273
Research & development	615	550	2,181	2,180
Income (loss) from operations	(310)	170	226	(1,279)
Other income (expense)
Interest income (expense), net	17	31	80	87
Equity in income (loss) of affiliate	(9)	(15)	(41)	9
Other income, net	6	3	23	21
Income (loss) from continuing operations before income taxes	(296)	189	288	(1,162)
Income taxes	19	--	130	9
Income (loss) from continuing operations	(315)	189	158	(1,171)
Loss on sale of discontinued operations	(345) [1]	(42)	(345) [1]	(42)
Net income (loss)	$ (660)	$ 147	$ (187)	$ (1,213)
Net income (loss) per share basic & diluted
Continuing operations	$(0.03)	$0.03	$0.02	$(0.18)
Discontinued operations	(0.04)	(0.01)	(0.04)	(0.01)
Net income (loss) per share	$(0.07)	$0.02	$(0.02)	$(0.19)
Basic weighted average common shares	8,958,028	8,958,028	8,958,028	6,345,270
Diluted weighted average common shares	8,958,028	8,962,822	8,958,028	6,345,270
1. Non-recurring write-downs of note receivable and note payable related to settlement of legal matter of former VISaer business.

CONDENSED CONSOLIDATED BALANCE SHEETS
(audited; in thousands, except share amounts)

As of December 31,	2010	2009
ASSETS
Current assets:
Cash	$2,942	$2,795
Accounts receivable, net	2,227	1,680
Notes and interest receivable, current portion	600	492
Inventories, net	833	964
Other current assets	404	399
Total current assets	7,006	6,330
Investments	1,286	1,219
Notes and interest receivable, net of current portion	473	1,006
Property and equipment, net	1,149	1,256
Patents, net	177	223
Total assets	$10,091	$10,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$322	$576
Deferred revenue, current portion	1,604	1,265
Accrued payroll	550	423
Accrued expenses	640	565
Other current liabilities	307	406
Total current liabilities	3,423	3,235
Deferred revenue, net of current portion	70	90
Other long-term liabilities	137	100
Total stockholders' equity	6,461	6,609
Total liabilities and stockholders' equity	$10,091	$10,034
CONTACT: Bonnie Herron
         770-564-5504
         bherron@intelsys.com